Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 588-7794

BOK Financial Reports Quarterly Earnings of $43 Million
TULSA, Okla. (Wednesday, April 27, 2016) - BOK Financial Corporation reported net income of $42.6 million or $0.64 per diluted share for the first quarter of 2016. Net income was $59.6 million or $0.89 per diluted share for the fourth quarter of 2015 and $74.8 million or $1.08 per diluted share for the first quarter of 2015.

Steven G. Bradshaw, president and chief executive officer, stated, “We earned $43 million in the first quarter despite a number of challenges including a higher loan loss provision necessitated by the extended commodities downturn and its impact on our energy loan portfolio. In addition, a significant decrease in primary mortgage interest rates during the quarter resulted in a higher-than-expected net decrease in the fair value of our mortgage servicing right asset. Finally, expenses were elevated due to a number of noteworthy items in the quarter including accruals for legal matters, higher deposit insurance expense, and a purchase accounting adjustment in one of our merchant banking investments. Despite these challenges, our business fundamentals remained strong and we continued to grow loans, assets under management, net interest income, and operating revenue during the quarter."

Stacy Kymes, executive vice president, Corporate Banking, added, “We expect total loan loss provision for the full year at the high end of our $60 to $80 million guidance range, with the majority of this expected in the first half of the year. This is due to continued credit migration in the energy portfolio, as anticipated. In addition, while loan growth was muted in the first quarter, we continue to have strong new business development pipelines and believe that our targeted loan growth of mid single digits for the full year remains achievable."
First Quarter 2016 Highlights

•
Net interest revenue totaled $182.6 million for the first quarter of 2016, up $1.3 million over the fourth quarter of 2015. Net interest margin increased to 2.65 percent for the first quarter of 2016, compared to 2.64 percent for the fourth quarter of 2015. Average earning assets increased $464 million during the first quarter of 2016, primarily related to a $405 million increase in average loan balances.

•
Fees and commissions revenue totaled $165.6 million for the first quarter of 2016, an increase of $9.8 million over the prior quarter. Mortgage banking revenue increased $9.4 million due to higher loan production volume.

•
Changes in the fair value of mortgage servicing rights, net of economic hedges, decreased pre-tax net income in the first quarter of 2016 by $11.4 million and increased pre-tax net income in the fourth quarter of 2015 by $2.6 million.

•
Operating expense was $244.9 million for the first quarter, an increase of $12.3 million over the previous quarter. Non-personnel expense increased $9.7 million primarily due to several litigation accruals, a post-acquisition valuation adjustment to a consolidated merchant banking investment and higher deposit insurance costs. Personnel expense increased $2.7 million.

•
A $35.0 million provision for credit losses was recorded in the first quarter of 2016 compared to a $22.5 million provision in the fourth quarter of 2015. The additional provision was largely a result of the extended decline in commodity prices and its impact on the energy loan portfolio. Net loans charged off totaled $22.5 million in the first quarter of 2016, compared to $3.0 million in the previous quarter.

•
The combined allowance for credit losses totaled $240 million or 1.50 percent of outstanding loans at March 31, 2016 compared to $227 million or 1.43 percent of outstanding loans at December 31, 2015. The portion of the combined allowance attributed to the energy portfolio totaled 3.19 percent of outstanding energy loans at March 31, 2016, an increase from 2.89 percent of outstanding energy loans at December 31, 2015.

•
Nonperforming assets that are not guaranteed by U.S. government agencies totaled $252 million or 1.59 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2016 and $156 million or 0.99 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at December 31, 2015. Nonperforming energy loans increased $98 million during the first quarter.

•
Average loans increased by $405 million over the previous quarter, primarily due to growth in commercial and commercial real estate loans. Period-end outstanding loan balances increased $81 million to $16.0 billion at March 31, 2016.

•
Average deposits were largely unchanged compared to the previous quarter. Decreased demand and time deposit balances were offset by growth in interest-bearing transaction accounts. Period-end deposits were $20.4 billion at March 31, 2016, a decrease of $670 million from December 31, 2015.

•
The common equity Tier 1 capital ratio at March 31, 2016 was 12.00 percent. Other regulatory capital ratios were Tier 1 capital ratio, 12.00 percent, total capital ratio, 13.21 percent and leverage ratio, 9.12 percent. At December 31, 2015, the common equity Tier 1 capital ratio was 12.13 percent, the Tier 1 capital ratio was 12.13 percent, total capital ratio was 13.30 percent, and leverage ratio was 9.25 percent.

•
The company paid a regular quarterly cash dividend of $28 million or $0.43 per common share during the first quarter of 2016. On April 26, 2016, the board of directors approved a quarterly cash dividend of $0.43 per common share payable on or about May 27, 2016 to shareholders of record as of May 13, 2016.

Net Interest Revenue
Net interest revenue was $182.6 million for the first quarter of 2016, up $1.3 million over the fourth quarter of 2015.
Net interest margin was 2.65 percent for the first quarter of 2016, an increase of one basis point over the fourth quarter of 2015. The yield on average earning assets was 2.92 percent, an increase of 6 basis points over the prior quarter. The loan portfolio yield increased 2 basis points to 3.57 percent. The yield on the available for sale securities portfolio increased 4 basis points to 2.08 percent. Funding costs were 0.40 percent, up 6 basis points compared to the prior quarter. Increased earning asset yields and funding costs were primarily related to the full quarter impact of the increase in the federal funds rate by the Federal Reserve in the fourth quarter of 2015.
Average earning assets increased $464 million during the first quarter of 2016. Average loan balances increased $405 million, primarily due to growth in commercial and commercial real estate balances. The average balance of interest-bearing cash and cash equivalents increased $57 million over the prior quarter. Average interest-bearing deposit balances increased $128 million compared to the fourth quarter of 2015. The average balance of borrowed funds increased $704 million.
Fees and Commissions Revenue
Fees and commissions revenue totaled $165.6 million for the first quarter of 2016, an increase of $9.8 million over the fourth quarter of 2015, primarily due to an increase in mortgage banking revenue.
Mortgage banking revenue totaled $34.4 million for the first quarter of 2016, a $9.4 million increase over the fourth quarter of 2015. Revenue from mortgage loan production increased $8.9 million primarily due to increased volume of mortgage loan commitments during the quarter. Outstanding mortgage loan commitments at March 31 increased $302 million or 50 percent over December 31 as average primary mortgage interest rates were 15 basis points lower than in the fourth quarter of 2015. Total mortgage loans originated during the first quarter decreased $121 million or 9 percent compared to the previous quarter.
Brokerage and trading revenue increased $2.1 million as growth in securities trading, investment banking and retail brokerage fees was partially offset by lower customer hedging revenue. Fiduciary and asset management revenue increased $891 thousand.
Operating Expense
Total operating expense was $244.9 million for the first quarter of 2016, an increase of $12.3 million compared to the fourth quarter of 2015.
Personnel costs increased by $2.7 million compared to the fourth quarter of 2015. Payroll tax expense increased $4.2 million, partially offset by a $2.5 million decrease in incentive compensation expense.

Non-personnel expense increased $9.7 million compared to the fourth quarter of 2015. Other expense increased $6.5 million. We increased litigation accruals by $4.1 million during the quarter for matters previously disclosed in the notes to our financial statements. The additional accruals were based on information received in the first quarter. We also recorded a $2.7 million post-acquisition valuation adjustment to a consolidated merchant banking investment, $1.1 million of which is attributable to non-controlling interests. Deposit insurance expense increased $1.9 million, primarily due to an increase in criticized and classified asset levels, an input to the deposit insurance assessment, related to falling energy prices. Professional fees and services expense also increased $1.4 million. These increases were partially offset by a $2.7 million seasonal decrease in business promotion expense.
Loans, Deposits and Capital
Loans
Outstanding loans were $16.0 billion at March 31, 2016, an increase of $81 million over the previous quarter, primarily due to growth in commercial real estate and commercial balances. Residential mortgage balances were largely unchanged and personal loan balances decreased compared to the prior quarter.
Outstanding commercial loan balances increased $36 million over December 31, 2015. Healthcare sector loans grew by $112 million, manufacturing sector loans were up $44 million and wholesale/retail sector loans increased $30 million. Service sector loans decreased $55 million and energy loan balances decreased $68 million compared to December 31, 2015. Unfunded energy loan commitments decreased by $269 million during the first quarter to $2.1 billion.
Commercial real estate loans grew by $111 million over December 31, 2015. Loans secured by office buildings increased $58 million primarily in the Colorado and Oklahoma markets. Other commercial real estate balances grew by $44 million. Retail sector and residential construction and land development loan balances also increased, partially offset by a decrease in multifamily residential loans.
Deposits
Period-end deposits totaled $20.4 billion at March 31, 2016, a decrease of $670 million compared to December 31, 2015. Demand deposit balances decreased $346 million, interest-bearing transaction deposits decreased $289 million and time deposits decreased $65 million. Among the lines of business, Commercial Banking deposits decreased $519 million and Wealth Management deposits decreased $177 million compared to December 31, 2015. Consumer Banking deposits increased $55 million. The overall decrease in deposits was due to normal post-year-end activity and reductions by our energy-related customers.
Capital
The company's common equity Tier 1 capital ratio was 12.00 percent at March 31, 2016. In addition, the company's Tier 1 capital ratio was 12.00 percent, total capital ratio was 13.21 percent and leverage ratio was 9.12 percent at March 31, 2016. At December 31, 2015, the company's common equity Tier 1 capital ratio was 12.13 percent, Tier 1 capital ratio was 12.13 percent, total capital ratio was 13.30 percent, and leverage ratio was 9.25 percent.

The company's tangible common equity ratio, a non-GAAP measure, was 9.34 percent at March 31, 2016 and 9.02 percent at December 31, 2015. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.
Credit Quality
Nonperforming assets totaled $349 million or 2.18 percent of outstanding loans and repossessed assets at March 31, 2016 compared to $252 million or 1.58 percent at December 31, 2015. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $252 million or 1.59 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2016 and $156 million or 0.99 percent at December 31, 2015, an increase of $96 million.
Nonaccruing loans totaled $242 million or 1.51 percent of outstanding loans at March 31, 2016, up from $147 million or 0.92 percent of outstanding loans at December 31, 2015, primarily due to a $98 million increase in nonaccruing energy loans. New nonaccruing loans identified in the first quarter totaled $179 million, offset by $55 million in payments received, $24 million in charge-offs and $2.2 million in foreclosures and repossessions. At March 31, 2016, nonaccruing commercial loans totaled $175 million or 1.70 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $9.3 million or 0.28 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $58 million or 3.08 percent of outstanding residential mortgage loans.
Potential problem loans, which are defined as performing loans that based on known information cause management concern as to the borrowers' ability to continue to perform, increased to $460 million at March 31 from $155 million at December 31. The increase largely resulted from a $273 million increase in potential problem energy loans.
Net loans charged off totaled $22.5 million for the first quarter of 2016, up from $3.0 million in the fourth quarter of 2015. Gross charge-offs totaled $24.0 million for the first quarter, compared to $4.9 million for the previous quarter. First quarter charge-offs largely came from the energy loan portfolio. Recoveries totaled $1.5 million for the first quarter of 2016 and $1.9 million for the fourth quarter of 2015.
After evaluating all credit factors, the company recorded a $35.0 million provision for credit losses during the first quarter of 2016, primarily due to continued credit migration in the energy portfolio. Low energy prices have now extended beyond one year and no meaningful recovery is expected in the near term. The company recorded a $22.5 million provision for credit losses in the previous quarter.
The combined allowance for credit losses totaled $240 million or 1.50 percent of outstanding loans and 108 percent of nonaccruing loans at March 31, 2016. The allowance for loan losses was $233 million and the accrual for off-balance sheet credit losses was $6.6 million.
Energy Portfolio Credit Quality
The company's $3.0 billion energy portfolio consists of 82 percent of loans to exploration and production companies, 9 percent to energy services companies and 9 percent to midstream and other energy borrowers. Substantially all of the loans to exploration and production companies are secured by first lien positions in established energy reserves. Only $10 million of these loans are in junior lien positions. None represent higher-risk mezzanine financing or subordinated debt and none are high-yield debt.

The updated OCC Oil and Gas Lending Handbook and the recently completed 2016 shared national credit review heavily weighted loan grading by the ability to repay a borrower's total debt, regardless of collateral position. This change in grading methodology significantly increased nonaccruing and potential problem energy loans during the first quarter. Loss measurement guidance still considers collateral position in each credit. Because substantially all of our energy credits are supported by senior lien positions, the historic relationship between loan classification and loss exposure may be more difficult to correlate. The portion of the combined allowance attributed to the energy portfolio totaled $97 million or 3.19 percent of outstanding energy loans at March 31, 2016. Management believes this is appropriate based on the current risk characteristics of the energy portfolio.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $8.9 billion at March 31, 2016, a decrease of $157 million compared to December 31, 2015. At March 31, 2016, the available for sale portfolio consisted primarily of $5.7 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.9 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At March 31, 2016, the available for sale securities portfolio had a net unrealized gain of $155 million compared to a net unrealized gain of $38 million at December 31, 2015 primarily due to changes in interest rates during the quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at March 31, 2016 increased $67 million during the first quarter to $104 million. Commercial mortgage-backed securities had a net unrealized gain of $38 million at March 31, 2016, compared to a net unrealized loss of $13 million at December 31, 2015.
In the first quarter of 2016, the company recognized a $4.0 million net gain from the sale of $469 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that will perform better in the current rate environment. The company recognized $2.1 million of net gains from sales of $436 million of available for sale securities in the fourth quarter of 2015.
The company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts as an economic hedge of the changes in the fair value of our mortgage servicing rights. Changes in the fair value of mortgage servicing rights are highly dependent on primary mortgage interest rates offered to borrowers and other factors. Changes in the fair value of securities and interest rate derivatives are highly dependent on secondary mortgage rates, or rates required by investors. Changes in the spread between primary and secondary mortgage rates cannot be effectively hedged and can cause significant earnings volatility.
The fair value of mortgage servicing rights decreased by $28.0 million during the first quarter of 2016. Primary mortgage rates fell during the quarter and we narrowed the forward-looking spread between primary mortgage interest rates and yields on mortgage-backed securities. The fair value of securities and interest rate derivative contracts held as an economic hedge increased by $16.6 million during the quarter due to increases in secondary mortgage rates. The fair value of mortgage servicing rights, net of economic hedges, increased $2.6 million in the fourth quarter of 2015, primarily due to an increase in residential mortgage interest rates.

Conference Call and Webcast

The company will hold a conference call at 9 a.m. Central time on Wednesday, April 27, 2016 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10083650.

About BOK Financial Corporation
BOK Financial Corporation is a $31 billion regional financial services company based in Tulsa, Oklahoma. The company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, BOK Financial Asset Management, Inc. and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of March 31, 2016 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99 (b)

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2016	Dec. 31, 2015	March 31, 2015
ASSETS
Cash and due from banks	$481,510	$573,699	$490,683
Interest-bearing cash and cash equivalents	1,831,162	2,069,900	2,119,987
Trading securities	279,539	122,404	118,044
Investment securities	576,047	597,836	634,587
Available for sale securities	8,886,036	9,042,733	9,158,175
Fair value option securities	418,887	444,217	434,077
Restricted equity securities	314,590	273,684	212,685
Residential mortgage loans held for sale	332,040	308,439	513,196
Loans:
Commercial	10,288,425	10,252,531	9,391,163
Commercial real estate	3,370,507	3,259,033	2,935,464
Residential mortgage	1,869,309	1,876,893	1,926,999
Personal	494,325	552,697	430,510
Total loans	16,022,566	15,941,154	14,684,136
Allowance for loan losses	(233,156)	(225,524)	(197,686)
Loans, net of allowance	15,789,410	15,715,630	14,486,450
Premises and equipment, net	311,161	306,490	279,075
Receivables	167,209	163,480	183,447
Goodwill	383,789	385,461	377,780
Intangible assets, net	44,944	43,909	33,286
Mortgage servicing rights	196,055	218,605	175,051
Real estate and other repossessed assets, net	29,896	30,731	45,551
Derivative contracts, net	790,146	586,270	462,386
Cash surrender value of bank-owned life insurance	305,510	303,335	296,192
Receivable on unsettled securities sales	5,640	40,193	9,598
Other assets	270,374	249,112	269,728
TOTAL ASSETS	$31,413,945	$31,476,128	$30,299,978

LIABILITIES AND EQUITY
Deposits:
Demand	$7,950,675	$8,296,888	$8,009,577
Interest-bearing transaction	9,709,766	9,998,954	10,108,202
Savings	416,505	386,252	383,790
Time	2,341,374	2,406,064	2,651,778
Total deposits	20,418,320	21,088,158	21,153,347
Funds purchased	62,755	491,192	66,320
Repurchase agreements	630,101	722,444	897,663
Other borrowings	5,633,862	4,837,879	3,727,050
Subordinated debentures	226,385	226,350	348,030
Accrued interest, taxes and expense	148,711	119,584	147,184
Due on unsettled securities purchases	19,508	16,897	25,935
Derivative contracts, net	705,578	581,701	419,351
Other liabilities	212,460	124,284	124,846
TOTAL LIABILITIES	28,057,680	28,208,489	26,909,726
Shareholders' equity:
Capital, surplus and retained earnings	3,228,446	3,208,969	3,266,858
Accumulated other comprehensive income	93,109	21,587	90,303
TOTAL SHAREHOLDERS' EQUITY	3,321,555	3,230,556	3,357,161
Non-controlling interests	34,710	37,083	33,091
TOTAL EQUITY	3,356,265	3,267,639	3,390,252
TOTAL LIABILITIES AND EQUITY	$31,413,945	$31,476,128	$30,299,978

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
ASSETS
Interest-bearing cash and cash equivalents	$2,052,840	$1,995,945	$2,038,611	$2,002,456	$2,089,546
Trading securities	188,100	150,402	179,098	127,391	140,968
Investment securities	587,465	602,369	616,091	628,489	642,825
Available for sale securities	8,951,435	8,971,090	8,942,261	9,063,006	9,101,464
Fair value option securities	450,478	435,449	429,951	435,294	404,775
Restricted equity securities	294,529	262,461	255,610	221,911	179,385
Residential mortgage loans held for sale	289,743	310,425	401,359	464,269	348,054
Loans:
Commercial	10,268,793	10,024,756	9,685,768	9,634,306	9,308,307
Commercial real estate	3,364,076	3,186,629	3,198,200	2,989,615	2,909,565
Residential mortgage	1,865,742	1,835,195	1,847,696	1,857,464	1,909,998
Personal	493,382	540,418	460,647	423,967	426,712
Total loans	15,991,993	15,586,998	15,192,311	14,905,352	14,554,582
Allowance for loan losses	(234,116)	(207,156)	(202,829)	(198,400)	(194,948)
Total loans, net	15,757,877	15,379,842	14,989,482	14,706,952	14,359,634
Total earning assets	28,572,467	28,107,983	27,852,463	27,649,768	27,266,651
Cash and due from banks	505,522	514,629	487,283	492,737	513,734
Derivative contracts, net	632,102	657,780	669,264	475,687	447,565
Cash surrender value of bank-owned life insurance	304,141	301,793	299,424	297,022	294,803
Receivable on unsettled securities sales	115,101	62,228	64,591	94,374	99,706
Other assets	1,379,138	1,435,763	1,396,708	1,454,484	1,348,245
TOTAL ASSETS	$31,508,471	$31,080,176	$30,769,733	$30,464,072	$29,970,704

LIABILITIES AND EQUITY
Deposits:
Demand	$8,105,756	$8,312,961	$7,994,607	$7,996,717	$7,885,485
Interest-bearing transaction	9,756,843	9,527,491	9,760,839	10,063,589	10,338,396
Savings	397,479	382,284	379,828	381,833	365,835
Time	2,366,543	2,482,714	2,557,874	2,651,820	2,659,323
Total deposits	20,626,621	20,705,450	20,693,148	21,093,959	21,249,039
Funds purchased	112,211	73,220	70,281	63,312	69,730
Repurchase agreements	662,640	623,921	672,085	773,977	1,000,839
Other borrowings	5,583,917	4,957,175	4,779,981	4,001,479	3,084,214
Subordinated debentures	226,368	226,332	226,296	307,903	348,007
Derivative contracts, net	544,722	632,699	597,908	455,431	418,848
Due on unsettled securities purchases	158,050	248,811	90,135	151,369	205,096
Other liabilities	268,705	251,953	240,704	235,173	243,370
TOTAL LIABILITIES	28,183,234	27,719,561	27,370,538	27,082,603	26,619,143
Total equity	3,325,237	3,360,615	3,399,195	3,381,469	3,351,561
TOTAL LIABILITIES AND EQUITY	$31,508,471	$31,080,176	$30,769,733	$30,464,072	$29,970,704

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015

Interest revenue	$201,796	$184,569
Interest expense	19,224	16,843
Net interest revenue	182,572	167,726
Provision for credit losses	35,000	—
Net interest revenue after provision for credit losses	147,572	167,726
Other operating revenue:
Brokerage and trading revenue	32,341	31,707
Transaction card revenue	32,354	31,010
Fiduciary and asset management revenue	32,056	31,469
Deposit service charges and fees	22,542	21,684
Mortgage banking revenue	34,430	39,320
Other revenue	11,904	10,801
Total fees and commissions	165,627	165,991
Other gains, net	1,560	755
Gain on derivatives, net	7,138	911
Gain on fair value option securities, net	9,443	2,647
Change in fair value of mortgage servicing rights	(27,988)	(8,522)
Gain on available for sale securities, net	3,964	4,327
Total other-than-temporary impairment losses	—	(781)
Portion of loss recognized in other comprehensive income	—	689
Net impairment losses recognized in earnings	—	(92)
Total other operating revenue	159,744	166,017
Other operating expense:
Personnel	135,843	128,548
Business promotion	5,696	5,748
Professional fees and services	11,759	10,059
Net occupancy and equipment	18,766	19,044
Insurance	7,265	4,980
Data processing and communications	32,017	29,772
Printing, postage and supplies	3,907	3,461
Net losses and operating expenses of repossessed assets	1,070	613
Amortization of intangible assets	1,159	1,090
Mortgage banking costs	12,379	10,167
Other expense	15,039	6,783
Total other operating expense	244,900	220,265

Net income before taxes	62,416	113,478
Federal and state income taxes	21,428	38,384

Net income	40,988	75,094
Net income (loss) attributable to non-controlling interests	(1,576)	251
Net income attributable to BOK Financial Corporation shareholders	$42,564	$74,843

Average shares outstanding:
Basic	65,296,541	68,254,780
Diluted	65,331,428	68,344,886

Net income per share:
Basic	$0.64	$1.08
Diluted	$0.64	$1.08

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Capital:
Period-end shareholders' equity	$3,321,555	$3,230,556	$3,377,226	$3,375,632	$3,357,161
Risk weighted assets	$23,707,824	$23,429,897	$22,706,537	$22,533,295	$22,053,246
Risk-based capital ratios:
Common equity tier 1	12.00%	12.13%	12.78%	13.01%	13.07%
Tier 1	12.00%	12.13%	12.78%	13.01%	13.07%
Total capital	13.21%	13.30%	13.89%	14.11%	14.39%
Leverage ratio	9.12%	9.25%	9.55%	9.75%	9.74%
Tangible common equity ratio[1]	9.34%	9.02%	9.78%	9.72%	9.86%

Common stock:
Book value per share	$50.21	$49.03	$49.88	$48.96	$48.71
Market value per share:
High	$60.16	$74.73	$70.26	$71.66	$61.78
Low	$43.74	$58.25	$57.04	$59.59	$52.63
Cash dividends paid	$28,294	$28,967	$28,766	$28,841	$28,952
Dividend payout ratio	66.47%	48.60%	38.41%	36.40%	38.68%
Shares outstanding, net	66,155,103	65,894,032	67,713,031	68,945,139	68,922,314
Stock buy-back program:
Shares repurchased	—	1,874,074	1,258,348	—	502,156
Amount	$—	$119,780	$80,276	$—	$29,484
Average price per share	$—	$63.91	$63.79	$—	$58.71

Performance ratios (quarter annualized):
Return on average assets	0.54%	0.76%	0.97%	1.04%	1.01%
Return on average equity	5.21%	7.12%	8.84%	9.50%	9.15%
Net interest margin	2.65%	2.64%	2.61%	2.61%	2.55%
Efficiency ratio	69.05%	67.93%	64.34%	64.21%	64.91%

Reconciliation of non-GAAP measures:
[1] Tangible common equity ratio:
Total shareholders' equity	$3,321,555	$3,230,556	$3,377,226	$3,375,632	$3,357,161
Less: Goodwill and intangible assets, net	428,733	429,370	430,460	431,515	411,066
Tangible common equity	$2,892,822	$2,801,186	$2,946,766	$2,944,117	$2,946,095

Total assets	$31,413,945	$31,476,128	$30,566,905	$30,725,563	$30,299,978
Less: Goodwill and intangible assets, net	428,733	429,370	430,460	431,515	411,066
Tangible assets	$30,985,212	$31,046,758	$30,136,445	$30,294,048	$29,888,912

Tangible common equity ratio	9.34%	9.02%	9.78%	9.72%	9.86%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Other data:
Fiduciary assets	$39,113,305	$38,333,638	$37,780,669	$38,772,018	$37,511,746
Tax equivalent adjustment	$4,385	$3,222	$3,244	$3,035	$2,956
Net unrealized gain on available for sale securities	$155,236	$38,109	$144,884	$89,158	$152,107

Mortgage banking:
Mortgage servicing portfolio	$20,294,662	$19,678,226	$18,928,726	$17,979,623	$16,937,128
Mortgage commitments	$902,986	$601,147	$742,742	$849,619	$824,036
Mortgage loans funded for sale	$1,244,015	$1,365,431	$1,614,225	$1,828,230	$1,565,016
Mortgage loan refinances to total fundings	49%	41%	30%	40%	56%
Mortgage loans sold	$1,239,391	$1,424,527	$1,778,099	$1,861,968	$1,382,042

Net realized gains on mortgage loans sold	$10,779	$15,705	$18,968	$23,856	$17,251
Change in net unrealized gain on mortgage loans held for sale	8,198	(5,615)	(251)	(743)	8,789
Total production revenue	18,977	10,090	18,717	23,113	26,040
Servicing revenue	15,453	14,949	14,453	13,733	13,280
Total mortgage banking revenue	$34,430	$25,039	$33,170	$36,846	$39,320

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$7,138	$(732)	$1,460	$(1,005)	$911
Gain (loss) on fair value option securities, net	9,443	(4,127)	5,926	(8,130)	2,647
Gain (loss) on economic hedge of mortgage servicing rights	16,581	(4,859)	7,386	(9,135)	3,558
Gain (loss) on changes in fair value of mortgage servicing rights	(27,988)	7,416	(11,757)	8,010	(8,522)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(11,407)	$2,557	$(4,371)	$(1,125)	$(4,964)

Net interest revenue on fair value option securities	$2,033	$2,137	$2,140	$1,985	$1,739

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015

Interest revenue	$201,796	$196,782	$193,664	$191,813	$184,569
Interest expense	19,224	15,521	15,028	16,082	16,843
Net interest revenue	182,572	181,261	178,636	175,731	167,726
Provision for credit losses	35,000	22,500	7,500	4,000	—
Net interest revenue after provision for credit losses	147,572	158,761	171,136	171,731	167,726
Other operating revenue:
Brokerage and trading revenue	32,341	30,255	31,582	36,012	31,707
Transaction card revenue	32,354	32,319	32,514	32,778	31,010
Fiduciary and asset management revenue	32,056	31,165	30,807	32,712	31,469
Deposit service charges and fees	22,542	22,813	23,606	22,328	21,684
Mortgage banking revenue	34,430	25,039	33,170	36,846	39,320
Other revenue	11,904	14,233	12,978	11,871	10,801
Total fees and commissions	165,627	155,824	164,657	172,547	165,991
Other gains, net	1,560	2,329	1,161	1,457	755
Gain (loss) on derivatives, net	7,138	(732)	1,283	(1,032)	911
Gain (loss) on fair value option securities, net	9,443	(4,127)	5,926	(8,130)	2,647
Change in fair value of mortgage servicing rights	(27,988)	7,416	(11,757)	8,010	(8,522)
Gain on available for sale securities, net	3,964	2,132	2,166	3,433	4,327
Total other-than-temporary impairment losses	—	(2,114)	—	—	(781)
Portion of loss recognized in other comprehensive income	—	387	—	—	689
Net impairment losses recognized in earnings	—	(1,727)	—	—	(92)
Total other operating revenue	159,744	161,115	163,436	176,285	166,017
Other operating expense:
Personnel	135,843	133,182	129,062	132,695	128,548
Business promotion	5,696	8,416	5,922	7,765	5,748
Charitable contributions to BOKF Foundation	—	—	796	—	—
Professional fees and services	11,759	10,357	10,147	9,560	10,059
Net occupancy and equipment	18,766	19,356	18,689	18,927	19,044
Insurance	7,265	5,415	4,864	5,116	4,980
Data processing and communications	32,017	31,248	30,708	30,655	29,772
Printing, postage and supplies	3,907	3,108	3,376	3,553	3,461
Net losses and operating expenses of repossessed assets	1,070	343	267	223	613
Amortization of intangible assets	1,159	1,090	1,089	1,090	1,090
Mortgage banking costs	12,379	11,496	9,107	8,227	10,167
Other expense	15,039	8,547	10,601	9,302	6,783
Total other operating expense	244,900	232,558	224,628	227,113	220,265
Net income before taxes	62,416	87,318	109,944	120,903	113,478
Federal and state income taxes	21,428	26,242	34,128	40,630	38,384
Net income	40,988	61,076	75,816	80,273	75,094
Net income (loss) attributable to non-controlling interests	(1,576)	1,475	925	1,043	251
Net income attributable to BOK Financial Corporation shareholders	$42,564	$59,601	$74,891	$79,230	$74,843

Average shares outstanding:
Basic	65,296,541	66,378,380	67,668,076	68,096,341	68,254,780
Diluted	65,331,428	66,467,729	67,762,483	68,210,353	68,344,886
Net income per share:
Basic	$0.64	$0.89	$1.09	$1.15	$1.08
Diluted	$0.64	$0.89	$1.09	$1.15	$1.08

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Commercial:
Energy	$3,029,420	$3,097,328	$2,838,167	$2,902,143	$2,902,994
Services	2,728,891	2,784,276	2,706,624	2,681,126	2,592,876
Healthcare	1,995,425	1,883,380	1,741,680	1,646,025	1,511,177
Wholesale/retail	1,451,846	1,422,064	1,461,936	1,533,730	1,405,800
Manufacturing	600,645	556,729	555,677	579,549	560,925
Other commercial and industrial	482,198	508,754	493,338	433,148	417,391
Total commercial	10,288,425	10,252,531	9,797,422	9,775,721	9,391,163

Commercial real estate:
Retail	810,522	796,499	769,449	688,447	658,860
Multifamily	733,689	751,085	758,658	711,333	749,986
Office	695,552	637,707	626,151	563,085	513,862
Industrial	564,467	563,169	563,871	488,054	478,584
Residential construction and land development	171,949	160,426	153,510	148,574	139,152
Other commercial real estate	394,328	350,147	363,428	434,004	395,020
Total commercial real estate	3,370,507	3,259,033	3,235,067	3,033,497	2,935,464

Residential mortgage:
Permanent mortgage	948,405	945,336	937,664	946,324	964,264
Permanent mortgages guaranteed by U.S. government agencies	197,350	196,937	192,712	190,839	200,179
Home equity	723,554	734,620	738,619	747,565	762,556
Total residential mortgage	1,869,309	1,876,893	1,868,995	1,884,728	1,926,999

Personal	494,325	552,697	465,957	430,190	430,510

Total	$16,022,566	$15,941,154	$15,367,441	$15,124,136	$14,684,136

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015

Bank of Oklahoma:
Commercial	$3,656,034	$3,782,687	$3,514,391	$3,529,406	$3,276,553
Commercial real estate	747,689	739,829	677,372	614,995	612,639
Residential mortgage	1,411,409	1,409,114	1,405,235	1,413,690	1,442,340
Personal	204,158	255,387	185,463	190,909	205,496
Total Bank of Oklahoma	6,019,290	6,187,017	5,782,461	5,749,000	5,537,028

Bank of Texas:
Commercial	3,936,809	3,908,425	3,752,193	3,738,742	3,709,467
Commercial real estate	1,211,978	1,204,202	1,257,741	1,158,056	1,130,973
Residential mortgage	217,539	219,126	222,395	228,683	237,985
Personal	210,456	203,496	194,051	156,260	149,827
Total Bank of Texas	5,576,782	5,535,249	5,426,380	5,281,741	5,228,252

Bank of Albuquerque:
Commercial	402,082	375,839	368,027	392,362	388,005
Commercial real estate	323,059	313,422	312,953	291,953	296,696
Residential mortgage	117,655	120,507	121,232	123,376	127,326
Personal	10,823	11,557	10,477	11,939	12,095
Total Bank of Albuquerque	853,619	821,325	812,689	819,630	824,122

Bank of Arkansas:
Commercial	79,808	92,359	76,044	99,086	91,485
Commercial real estate	66,674	69,320	82,225	85,997	87,034
Residential mortgage	7,212	8,169	8,063	6,999	6,807
Personal	918	819	4,921	5,189	5,114
Total Bank of Arkansas	154,612	170,667	171,253	197,271	190,440

Colorado State Bank & Trust:
Commercial	1,030,348	987,076	1,029,694	1,019,454	1,008,316
Commercial real estate	219,078	223,946	229,835	229,721	209,272
Residential mortgage	52,961	53,782	50,138	54,135	55,925
Personal	24,497	23,384	30,683	30,373	27,792
Total Colorado State Bank & Trust	1,326,884	1,288,188	1,340,350	1,333,683	1,301,305

Bank of Arizona:
Commercial	656,527	606,733	608,235	572,477	519,767
Commercial real estate	605,383	507,523	482,918	472,061	432,269
Residential mortgage	40,338	44,047	41,722	37,493	36,161
Personal	18,372	31,060	17,609	12,875	12,394
Total Bank of Arizona	1,320,620	1,189,363	1,150,484	1,094,906	1,000,591

Bank of Kansas City:
Commercial	526,817	499,412	448,838	424,194	397,570
Commercial real estate	196,646	200,791	192,023	180,714	166,581
Residential mortgage	22,195	22,148	20,210	20,352	20,455
Personal	25,101	26,994	22,753	22,645	17,792
Total Bank of Kansas City	770,759	749,345	683,824	647,905	602,398

TOTAL BOK FINANCIAL	$16,022,566	$15,941,154	$15,367,441	$15,124,136	$14,684,136

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Bank of Oklahoma:
Demand	$3,813,128	$4,133,520	$3,834,145	$4,068,088	$3,982,534
Interest-bearing:
Transaction	5,706,067	5,971,819	5,783,258	6,018,381	6,199,468
Savings	246,122	226,733	225,580	225,694	227,855
Time	1,198,022	1,202,274	1,253,137	1,380,566	1,372,250
Total interest-bearing	7,150,211	7,400,826	7,261,975	7,624,641	7,799,573
Total Bank of Oklahoma	10,963,339	11,534,346	11,096,120	11,692,729	11,782,107

Bank of Texas:
Demand	2,571,883	2,627,764	2,689,493	2,565,234	2,511,032
Interest-bearing:
Transaction	2,106,905	2,132,099	1,996,223	2,020,817	2,062,063
Savings	83,263	77,902	74,674	74,373	76,128
Time	530,657	549,740	554,106	536,844	547,371
Total interest-bearing	2,720,825	2,759,741	2,625,003	2,632,034	2,685,562
Total Bank of Texas	5,292,708	5,387,505	5,314,496	5,197,268	5,196,594

Bank of Albuquerque:
Demand	557,200	487,286	520,785	508,224	537,466
Interest-bearing:
Transaction	560,684	563,723	529,862	537,156	535,791
Savings	47,187	43,672	41,380	41,802	42,088
Time	259,630	267,821	281,426	285,890	290,706
Total interest-bearing	867,501	875,216	852,668	864,848	868,585
Total Bank of Albuquerque	1,424,701	1,362,502	1,373,453	1,373,072	1,406,051

Bank of Arkansas:
Demand	31,318	27,252	25,397	19,731	31,002
Interest-bearing:
Transaction	265,803	202,857	290,728	284,349	253,691
Savings	1,929	1,747	1,573	1,712	1,677
Time	21,035	24,983	26,203	28,220	28,277
Total interest-bearing	288,767	229,587	318,504	314,281	283,645
Total Bank of Arkansas	320,085	256,839	343,901	334,012	314,647

Colorado State Bank & Trust:
Demand	413,506	497,318	430,675	403,491	412,532
Interest-bearing:
Transaction	610,077	616,697	655,206	601,741	604,665
Savings	33,108	31,927	31,398	31,285	31,524
Time	271,475	296,224	320,279	322,432	340,006
Total interest-bearing	914,660	944,848	1,006,883	955,458	976,195
Total Colorado State Bank & Trust	1,328,166	1,442,166	1,437,558	1,358,949	1,388,727

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Bank of Arizona:
Demand	341,828	326,324	306,425	352,024	271,091
Interest-bearing:
Transaction	313,825	358,556	293,319	298,073	295,480
Savings	3,277	2,893	4,121	2,726	2,900
Time	29,053	29,498	26,750	28,165	28,086
Total interest-bearing	346,155	390,947	324,190	328,964	326,466
Total Bank of Arizona	687,983	717,271	630,615	680,988	597,557

Bank of Kansas City:
Demand	221,812	197,424	234,847	239,609	263,920
Interest-bearing:
Transaction	146,405	153,203	150,253	139,260	157,044
Savings	1,619	1,378	1,570	1,580	1,618
Time	31,502	35,524	36,630	42,262	45,082
Total interest-bearing	179,526	190,105	188,453	183,102	203,744
Total Bank of Kansas City	401,338	387,529	423,300	422,711	467,664

TOTAL BOK FINANCIAL	$20,418,320	$21,088,158	$20,619,443	$21,059,729	$21,153,347

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.53%	0.29%	0.28%	0.25%	0.27%
Trading securities	2.47%	2.86%	2.70%	1.85%	2.55%
Investment securities:
Taxable	5.53%	5.41%	5.49%	5.49%	5.51%
Tax-exempt	2.22%	1.53%	1.54%	1.56%	1.56%
Total investment securities	3.51%	3.03%	3.04%	3.05%	3.04%
Available for sale securities:
Taxable	2.06%	2.02%	1.99%	1.92%	1.95%
Tax-exempt	4.95%	4.22%	4.15%	4.21%	4.40%
Total available for sale securities	2.08%	2.04%	2.01%	1.94%	1.98%
Fair value option securities	2.38%	2.32%	2.30%	2.17%	2.28%
Restricted equity securities	5.85%	5.95%	5.95%	5.82%	5.79%
Residential mortgage loans held for sale	3.75%	3.85%	3.79%	3.37%	3.41%
Loans	3.57%	3.55%	3.54%	3.65%	3.59%
Allowance for loan losses
Loans, net of allowance	3.63%	3.60%	3.59%	3.70%	3.64%
Total tax-equivalent yield on earning assets	2.92%	2.86%	2.83%	2.84%	2.80%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.14%	0.09%	0.08%	0.09%	0.10%
Savings	0.09%	0.09%	0.10%	0.11%	0.10%
Time	1.21%	1.26%	1.33%	1.36%	1.46%
Total interest-bearing deposits	0.34%	0.32%	0.34%	0.35%	0.37%
Funds purchased	0.27%	0.11%	0.08%	0.08%	0.09%
Repurchase agreements	0.05%	0.04%	0.03%	0.03%	0.04%
Other borrowings	0.56%	0.38%	0.30%	0.31%	0.32%
Subordinated debt	1.26%	1.13%	1.04%	2.21%	2.52%
Total cost of interest-bearing liabilities	0.40%	0.34%	0.32%	0.35%	0.38%
Tax-equivalent net interest revenue spread	2.52%	2.52%	2.51%	2.49%	2.42%
Effect of noninterest-bearing funding sources and other	0.13%	0.12%	0.10%	0.12%	0.13%
Tax-equivalent net interest margin	2.65%	2.64%	2.61%	2.61%	2.55%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Nonperforming assets:
Nonaccruing loans:
Commercial	$174,652	$76,424	$33,798	$24,233	$13,880
Commercial real estate	9,270	9,001	10,956	20,139	19,902
Residential mortgage	57,577	61,240	44,099	45,969	46,487
Personal	331	463	494	550	464
Total nonaccruing loans	241,830	147,128	89,347	90,891	80,733
Accruing renegotiated loans guaranteed by U.S. government agencies	77,597	74,049	81,598	82,368	80,287
Real estate and other repossessed assets	29,896	30,731	33,116	35,499	45,551
Total nonperforming assets	$349,323	$251,908	$204,061	$208,758	$206,571
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$252,176	$155,959	$118,578	$122,673	$123,028

Nonaccruing loans by loan class:
Commercial:
Energy	$159,553	$61,189	$17,880	$6,841	$1,875
Services	9,512	10,290	10,692	10,944	4,744
Wholesale / retail	3,685	2,919	3,058	4,166	4,401
Manufacturing	312	331	352	379	417
Healthcare	1,023	1,072	1,218	1,278	1,558
Other commercial and industrial	567	623	598	625	885
Total commercial	174,652	76,424	33,798	24,233	13,880
Commercial real estate:
Residential construction and land development	4,789	4,409	4,748	9,367	9,598
Retail	1,302	1,319	1,648	3,826	3,857
Office	629	651	684	2,360	2,410
Multifamily	250	274	185	195	—
Industrial	76	76	76	76	76
Other commercial real estate	2,224	2,272	3,615	4,315	3,961
Total commercial real estate	9,270	9,001	10,956	20,139	19,902
Residential mortgage:
Permanent mortgage	27,497	28,984	30,660	32,187	33,365
Permanent mortgage guaranteed by U.S. government agencies	19,550	21,900	3,885	3,717	3,256
Home equity	10,530	10,356	9,554	10,065	9,866
Total residential mortgage	57,577	61,240	44,099	45,969	46,487
Personal	331	463	494	550	464
Total nonaccruing loans	$241,830	$147,128	$89,347	$90,891	$80,733

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015

Performing loans 90 days past due[1]	$8,019	$1,207	$101	$99	$523

Gross charge-offs	$(23,991)	$(4,851)	$(5,274)	$(2,877)	$(2,169)
Recoveries	1,519	1,870	3,521	2,206	10,523
Net recoveries (charge-offs)	$(22,472)	$(2,981)	$(1,753)	$(671)	$8,354

Provision for credit losses	$35,000	$22,500	$7,500	$4,000	$—

Allowance for loan losses to period end loans	1.46%	1.41%	1.33%	1.33%	1.35%
Combined allowance for credit losses to period end loans	1.50%	1.43%	1.35%	1.34%	1.35%
Nonperforming assets to period end loans and repossessed assets	2.18%	1.58%	1.33%	1.38%	1.40%
Net charge-offs (annualized) to average loans	0.56%	0.08%	0.05%	0.02%	(0.23)%
Allowance for loan losses to nonaccruing loans[1]	104.89%	180.09%	238.84%	230.67%	255.15%
Combined allowance for credit losses to nonaccruing loans[1]	107.87%	181.46%	243.05%	231.68%	256.39%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.